EMC INSURANCE GROUP INC.

EMC INSURANCE GROUP INC.
P.O. BOX 712
DES MOINES, IA 50306-0712
ATTN: STEVE WALSH

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by the company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:

E25539-P84903

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMC INSURANCE GROUP INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Stephen A. Crane	☐	☐	☐
1b. Jonathan R. Fletcher	☐	☐	☐
1c. Robert L. Howe	☐	☐	☐
1d. Bruce G. Kelley	☐	☐	☐
1e. Gretchen H. Tegeler	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 4, 5, and 6. The Board of Directors also recommends a vote of "1 year" on proposal 3.

	For	Against	Abstain
2. Approve, by a non-binding advisory vote, the compensation of the Company's named executive officers as disclosed in the proxy statement.	☐	☐	☐

	1 year	2 years	3 years	Abstain
3. Approve, by non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

	For	Against	Abstain
4. Approve the Employers Mutual Casualty Company 2017 Stock Incentive Plan.	☐	☐	☐
5. Approve the EMC Insurance Group Inc. 2017 Non-Employee Director Stock Plan.	☐	☐	☐
6. Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year.	☐	☐	☐

NOTE: In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.                       E25540‐P84903         EMC INSURANCE GROUP INC.  Annual Meeting of Stockholders  Thursday, May 25, 2017 1:30 PM Central Time  This proxy is solicited by the Board of Directors    The stockholder(s) hereby appoint(s) Bruce G. Kelley and Stephen A. Crane, or either of  them, as proxies, each with  the power to  appoint  his  substitute,  and  hereby  authorize(s)  them  to  represent  and  to  vote,  as  designated  on  the  reverse  side  of  this ballot,  all  of  the  shares  of  Common  stock  of  EMC  INSURANCE GROUP  INC.  that  the  stockholder(s)  is/are  entitled  to  vote  at  the Annual  Meeting  of  Stockholders  to  be  held  at  1:30  PM  Central  Time  on  Thursday,  May  25,  2017,  at  the  offices  of  Employers  Mutual  Casualty  Company,  219  E i g h th  Street,  Des  Moines,  Iowa  50309,  and  any  adjournment  or  postponement    thereof.    This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be  voted in accordance with the Board of Directors' recommendations.          Continued and to be signed on reverse side